Patrick Industries, Inc. Completes Acquisition of Leisure Product Enterprises, LLC; Acquires Three Marine Manufacturing Companies

ELKHART, IN -- May 1, 2017 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Leisure Product Enterprises, LLC (“LPE”). LPE is a holding company with three highly complementary manufacturing subsidiaries under its umbrella: Marine Concepts/Design Concepts (“Marine Concepts”), Florida Marine Tanks (“FMT”), and Marine Electrical Products (“MEP”). LPE primarily serves the marine and industrial markets with combined fiscal 2016 revenues of approximately $75 million. The aggregate purchase price for LPE was approximately $73.5 million, and the Company expects the acquisition to be immediately accretive to net income per share.

Marine Concepts has two locations in Sarasota, Florida and Cape Coral, Florida and designs, engineers, and manufactures CNC plugs, composite molds (open and closed), and CNC molds for fiberglass boat manufacturers. Marine Concepts also produces gelcoat and fiberglass parts and assemblies for both the marine and industrial markets. Marine Concepts opened in 1976 with the purpose of providing all-in-one product design and development services, and is the industry leader, producing tooling and molds for the hulls of the majority of U.S. fiberglass boat manufacturers.

FMT is located in Henderson, North Carolina and manufactures, fabricates, and assembles aluminum fuel and holding tanks for the marine and industrial markets. FMT was started in 1974 and today provides an industry-leading platform of design, engineering, and fabrication services for aluminum fuel, water, oil, and holding tanks.

MEP is located in Lebanon, Missouri and manufactures custom wire harnesses, fiberglass and fiberglass reinforced thermoformed helm systems, dash panels, and instrument panels for the fiberglass, aluminum, and pontoon boat segments. MEP, which was started in 1983, also produces custom parts and assemblies for the industrial, commercial, and off-road vehicle markets.

“We look to continue to build on our marine platform, which after the LPE acquisition represents more than $125 million in combined annualized revenues, complements our value proposition to the marine market, and will help drive synergy realization,” said Todd Cleveland, Chief Executive Officer of Patrick. “We believe the marine industry is well-positioned for continued growth throughout all boat segments and this acquisition represents a growth opportunity in combination with Patrick’s current marine portfolio of companies to further expand our presence as a key component supplier in the marine market.”
“We are extremely excited to partner with the incredibly dedicated, innovative and creative LPE team, which has a tremendous reputation in the industry for design and engineering services and delivering high quality, innovative products to the marine industry with a customer first approach,” said Andy Nemeth, President of Patrick. “This partnership, coupled with our other distinct marine brands, provides us with an opportunity to drive a tremendous value proposition in the marine space as a premier brand supplier that can bring a growing complement of design, engineering, fabrication and manufacturing products and services, with the ultimate goal of providing turn-key solutions to the boat manufacturers. We will support these three companies with a financial and operational foundation that will allow each to capitalize on their core competencies while preserving the entrepreneurial spirit that has been so important to their success.”
J. Pearson, Chairman of LPE, said, “The team at Marine Concepts, FMT and MEP is excited to partner with the Patrick organization, which shares our enthusiasm, energy, and vision of continuing to design, engineer, and manufacture high quality, innovative products for the marine market. Patrick is a great long-term fit for our team and high quality brands, and we are planning to continue to drive the business model and partner with Patrick’s business units currently servicing the marine market to increase our presence and market share.”

The acquisition of LPE included the acquisition of accounts receivable, inventory, prepaid expenses, machinery and equipment, and the two manufacturing facilities located in North Carolina, and was funded under the Company’s existing credit facility. The Company expects to incur one-time transaction-specific pretax charges of $0.3 million or $0.01 per diluted share after tax in the second quarter of 2017, and will also incur purchase accounting expenses and charges related to the acquisition. Patrick will continue to operate each of the businesses on a stand-alone basis under their respective brand names in their existing facilities.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, marine, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 19 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, thermoformed shower surrounds, fiberglass and plastic helm systems and component products, wiring and wiring harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:
Julie Ann Kotowski
Patrick Industries, Inc.
574-294-7511 / kotowskj@patrickind.com